AMENDMENT TO LICENSING AGREEMENT

10/1/98

This will confirm our agreement with respect to the amendment to that certain License Agreement dated as of June 30, 1996 by and between Life International Products, Inc. and IDM Environmental Corp. We have agreed that paragraph 6.1.1 shall be amended to read as follows:

     6.1.1 For the period from the date hereof through 12 months after the date on which marketable environmental equipment is manufactured, Licensor shall receive net profits of no less than $400,000, which shall be the Minimum Revenues for such period.

Except as provided herein, all other terms and provision of the License Agreement shall remain in full force and effect. Any inconsistency between any of the amendments contained herein and the terms of the License Agreement shall be resolved in favor of this letter.

Sincerely,

Life International Products, Inc.


By /s/ Ronald Rainson
  ----------------------------
  Ronald Rainson, President

                                           Agreed to and accepted by:
                                           IDM Environmental Corp.


                                          By /s/ Frank Falco
                                             -------------------------------
                                             Frank Falco, Chairman of the Board